UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 1, 2010

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On November 1, 2010, Corporate Office Properties Trust (the “Company”) announced that it is proposing to sell 6,500,000 of its common shares of beneficial interest in an underwritten public offering.  The Company also expects to grant the underwriters a thirty-day option to purchase up to 975,000 additional shares.  The final terms of the offering will be described in a prospectus supplement relating to the offering to be filed by the Company with the Securities and Exchange Commission.

The Company hereby announces that its recently issued guidance for diluted earnings per share and diluted funds from operations (“FFO”) per share for 2010 and 2011, which guidance was disclosed in the Company’s third quarter earnings conference call on October 28, 2010, was calculated assuming the impact of this offering, and thus is not being revised for the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer